Exhibit 99

MREIC

Supplemental Information | A Public REIT Since 1968 | June 30, 2021

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MONMOUTH REAL ESTATE INVESTMENT CORPORATION
Bell Works, 101 Crawfords Corner Road, Suite 1405, Holmdel, NJ 07733

The statement of operations and supplemental statement of operations provided in this supplemental information package present funds from operations (FFO), adjusted funds from operations (AFFO), net operating income (NOI) and adjusted EBITDA, which are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States. Please see page 21 for a definition of these supplemental performance measures. Please see the supplemental statement of operations reconciliation for a reconciliation of certain captions in the supplemental statement of operations reported in this supplemental information package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

Consolidated Balance Sheets

(in thousands except for per share amounts)

	As of	As of
	June 30,	September 30,
	2021	2020
	(unaudited)
ASSETS

Real Estate Investments:
Land	$266,791	$250,497
Buildings and Improvements	1,942,840	1,793,367
Total Real Estate Investments	2,209,631	2,043,864
Accumulated Depreciation	(332,725)	(296,020)
Real Estate Investments	1,876,906	1,747,844

Cash and Cash Equivalents	90,896	23,517
Securities Available for Sale at Fair Value	148,382	108,832
Tenant and Other Receivables	3,201	5,431
Deferred Rent Receivable	15,066	12,856
Prepaid Expenses	9,191	7,554
Intangible Assets, net of Accumulated Amortization of $19,061 and $17,330, respectively	19,939	16,832
Capitalized Lease Costs, net of Accumulated Amortization of $4,614 and $4,286, respectively	5,817	5,631
Financing Costs, net of Accumulated Amortization of $648 and $356, respectively	1,088	1,380
Other Assets	7,592	9,906
TOTAL ASSETS	$2,178,078	$1,939,783

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Fixed Rate Mortgage Notes Payable, net of Unamortized Debt
Issuance Costs	$848,994	$799,507
Loans Payable	165,000	75,000
Accounts Payable and Accrued Expenses	5,532	3,998
Other Liabilities	22,705	23,673
Total Liabilities	1,042,231	902,178

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
6.125% Series C Cumulative Redeemable Preferred Stock, $0.01 Par Value Per Share: 26,600 and 21,900 Shares Authorized as of June 30, 2021 and September 30, 2020, respectively; 21,986 and 18,880 Shares Issued and Outstanding as of June 30, 2021 and September 30, 2020, respectively	549,640	471,994
Common Stock, $0.01 Par Value Per Share: 300,000 and 200,000 Shares Authorized as of June 30, 2021 and September 30, 2020, respectively; 98,302 and 98,054 Shares Issued and Outstanding as of June 30, 2021 and September 30, 2020, respectively	983	981
Excess Stock, $0.01 Par Value Per Share: 200,000 Shares Authorized as of June 30, 2021 and September 30, 2020; No Shares Issued or Outstanding as of June 30, 2021 and September 30, 2020	-0-	-0-
Additional Paid-In Capital	587,730	568,998
Accumulated Other Comprehensive Loss	(2,506)	(4,368)
Undistributed Income	-0-	-0-
Total Shareholders’ Equity	1,135,847	1,037,605
TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,178,078	$1,939,783

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	3

Consolidated Statements of Income (Loss)

(unaudited) (in thousands)

	For The		For The
	Three Months Ended		Nine Months Ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020
INCOME:
Rental Revenue	$39,032	$35,427	$115,123	$105,410
Reimbursement Revenue	6,962	6,348	20,818	19,772
Lease Termination Income	-0-	-0-	377	-0-
TOTAL INCOME	45,994	41,775	136,318	125,182

EXPENSES:
Real Estate Taxes	5,402	5,140	16,324	15,205
Operating Expenses	1,688	1,590	5,361	5,344
General & Administrative Expenses	2,246	2,198	6,363	6,858
Non-recurring Strategic Alternatives & Proxy Costs	8,657	-0-	10,896	-0-
Non-recurring Severance Expense	-0-	-0-	-0-	786
Depreciation	13,016	11,743	38,158	34,650
Amortization of Capitalized Lease Costs and Intangible Assets	1,031	788	2,718	2,308
TOTAL EXPENSES	32,040	21,459	79,820	65,151

OTHER INCOME (EXPENSE):
Dividend Income	1,486	2,344	4,681	8,987
Realized Gain On Sale of Real Estate Investment	6,376	-0-	6,376	-0-
Realized Gain On Sale of Securities Transactions	-0-	-0-	2,248	-0-
Unrealized Holding Gains (Losses) Arising During the Periods	16,471	19,610	55,377	(67,100)
Interest Expense, including Amortization of Financing Costs	(9,685)	(8,975)	(28,231)	(27,235)
TOTAL OTHER INCOME (EXPENSE)	14,648	12,979	40,451	(85,348)

NET INCOME (LOSS)	28,602	33,295	96,949	(25,317)
Less: Net Income (Loss) Attributable to Non-Controlling Interest	2,894	(163)	2,996	(86)

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREHOLDERS	25,708	33,458	93,953	(25,231)
Less: Preferred Dividends	8,416	6,607	25,003	19,469

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$17,292	$26,851	$68,950	$(44,700)

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	4

FFO, AFFO and Adjusted EBITDA Reconciliations

(unaudited) (in thousands)

	For The		For The
	Three Months Ended		Nine Months Ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020
FFO, AFFO
Net Income (Loss) Attributable to Common Shareholders	$17,292	$26,851	$68,950	$(44,700)
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	(16,471)	(19,610)	(55,377)	67,100
Plus: Depreciation Expense (excluding Corporate Office Capitalized Costs)	12,960	11,672	37,959	34,436
Plus: Amortization of Intangible Assets	599	524	1,731	1,539
Plus: Amortization of Capitalized Lease Costs	374	284	971	830
Less: Realized Gain on Sale of Real Estate Investment (A)	(3,252)	-0-	(3,252)	-0-
FFO Attributable to Common Shareholders (B)	11,502	19,721	50,982	59,205
Plus: Depreciation of Corporate Office Capitalized Costs	57	57	172	176
Plus: Stock Compensation Expense	77	98	210	368
Plus: Amortization of Financing Costs	350	326	1,026	1,082
Plus: Non-recurring Strategic Alternatives & Proxy Costs	8,657	-0-	10,896	-0-
Plus: Non-recurring Severance Expense	-0-	-0-	-0-	786
Less: Realized Gain on Sale of Securities Transactions	-0-	-0-	(2,248)	-0-
Less: Lease Termination Income	-0-	-0-	(377)	-0-
Less: Recurring Capital Expenditures	(229)	(508)	(791)	(1,443)
Less: Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(713)	(231)	(2,363)	(1,469)
AFFO Attributable to Common Shareholders	$19,701	$19,463	$57,507	$58,705

	For The		For The
	Three Months Ended		Nine Months Ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020
Adjusted EBITDA
Net Income (Loss) Attributable to Common Shareholders	$17,292	$26,851	$68,950	$(44,700)
Plus: Preferred Dividends	8,416	6,607	25,003	19,469
Plus: Interest Expense, including Amortization of Financing Costs	9,685	8,975	28,231	27,235
Plus: Depreciation and Amortization	14,047	12,531	40,876	36,958
Plus: Net Amortization of Acquired Above and Below Market Lease Revenue	26	26	77	77
Plus: Non-recurring Strategic Alternatives & Proxy Costs	8,657	-0-	10,896	-0-
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	(16,471)	(19,610)	(55,377)	67,100
Less: Realized Gain on Sale of Real Estate Investment (A)	(3,252)	-0-	(3,252)	-0-
Less: Gain on Sale of Securities Transactions	-0-	-0-	(2,248)	-0-
Adjusted EBITDA	$38,400	$35,380	$113,156	$106,139

(A)	Represents our portion of the net realized gain from the sale of our property that we owned a 51% interest in.
(B)	FFO Attributable to Common Shareholders for the three and nine months ended June 30, 2021 includes Non-recurring Strategic Alternatives & Proxy Costs of $8.7 million and $10.9 million, respectively. FFO Attributable to Common Shareholders for the three and nine months ended June 30, 2021 excluding these Non-recurring Strategic Alternatives & Proxy Costs is $20.2 million and $61.9 million, respectively.

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	5

NOI Reconciliations

(unaudited) (in thousands)

	For The		For The
	Three Months Ended		Nine Months Ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020
Net Operating Income
Net Income (Loss) Attributable to Common Shareholders	$17,292	$26,851	$68,950	$(44,700)
Plus: Net Income (Loss) Attributable to Non-Controlling Interest	2,894	(163)	2,996	(86)
Plus: Preferred Dividend Expense	8,416	6,607	25,003	19,469
Plus: General & Administrative Expenses	2,246	2,198	6,363	6,858
Plus: Non-recurring Strategic Alternative & Proxy Costs	8,657	-0-	10,896	-0-
Plus: Non-recurring Severance Expense	-0-	-0-	-0-	786
Plus: Depreciation	13,016	11,743	38,158	34,650
Plus: Amortization of Capitalized Lease Costs and Intangible Assets	1,031	788	2,718	2,308
Plus: Interest Expense, including Amortization of Financing Costs	9,685	8,975	28,231	27,235
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	(16,471)	(19,610)	(55,377)	67,100
Less: Dividend Income	(1,486)	(2,344)	(4,681)	(8,987)
Less: Realized Gain on Sale of Securities Transactions	-0-	-0-	(2,248)	-0-
Less: Realized Gain on Sale of Real Estate Investment	(6,376)	-0-	(6,376)	-0-
Less: Lease Termination Income	-0-	-0-	(377)	-0-
Net Operating Income – NOI	$38,904	$35,045	$114,256	$104,633

	For The		For The
	Three Months Ended		Nine Months Ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020
Components of Net Operating Income Consists of:
Revenues:
Rental Revenue	$39,032	35,427	$115,123	$105,410
Reimbursement Revenue	6,962	6,348	20,818	19,772
Total Rental and Reimbursement Revenue	45,994	41,775	135,941	125,182

Expenses:
Real Estate Taxes	5,402	5,140	16,324	15,205
Operating Expenses	1,688	1,590	5,361	5,344
Total Real Estate Taxes and Operating Expenses	7,090	6,730	21,685	20,549
Net Operating Income – NOI	$38,904	$35,045	$114,256	$104,633

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	6

Financial Highlights

(unaudited) (in thousands except for per share amounts)

	For The			For The
	Three Months Ended			Nine Months Ended
	6/30/2021	6/30/2020	Change (%)	6/30/2021	6/30/2020	Change (%)

Weighted Average Common Shares Outstanding
Basic	98,302	97,906	0.4%	98,234	97,548	0.7%
Diluted	98,539	97,962	0.6%	98,415	97,626	0.8%

Net Income (Loss) Attributable to Common Shareholders	$17,292	$26,851	(35.6)%	$68,950	$(44,700)	254.3%

Basic	$0.17	$0.27	(37.0)%	$0.71	$(0.46)	254.3%
Diluted	0.17	0.27	(37.0)%	0.71	(0.46)	254.3%

Net Operating Income – NOI	$38,904	$35,045	11.0%	$114,256	$104,633	9.2%

Basic	$0.40	$0.36	11.1%	$1.16	$1.07	8.4%
Diluted	0.39	0.36	8.3%	1.16	1.07	8.4%

Funds From Operations – FFO	$11,502	$19,721	(41.7)%	$50,982	$59,205	(13.9)%

Basic	$0.12	$0.20	(40.0)%	$0.52	$0.61	(14.8)%
Diluted	0.12	0.20	(40.0)%	0.52	0.61	(14.8)%

FFO Excluding Non-recurring Strategic Alternatives & Proxy Costs	$20,159	$19,721	2.2%	$61,878	$59,205	4.5%

Basic	$0.21	$0.20	0.5%	$0.63	$0.61	3.2%
Diluted	0.20	0.20	0.0%	0.63	0.61	3.2%

Adjusted Funds From Operations – AFFO	$19,701	$19,463	1.2%	$57,507	$58,705	(2.0)%

Basic	$0.20	$0.20	0.0%	$0.59	$0.60	(1.7)%
Diluted	0.20	0.20	0.0%	0.58	0.60	(3.3)%

Dividends Declared per Common Share	$0.18	$0.17		$0.53	$0.51

Dividend/FFO Excluding Non-recurring Strategic Alternatives & Proxy Costs	90.0%	85.0%		84.1%	83.6%

Dividend/AFFO Payout Ratio	90.0%	85.0%		91.4%	85.0%

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	7

Same Property Statistics

(unaudited) (in thousands except for square feet)

	For The Three Months Ended
	6/30/2021		6/30/2020	Change	Change %

Total Square Feet / Total Properties	24,521,727 / 120		23,375,642 / 118	1,146,085	4.9%

Occupancy Percentage at End of Period	99.7%		99.4%	30 bps	0.3%

Same Property Square Feet / Number of Same Properties		22,498,383 / 113

Same Property Occupancy Percentage at End of Period	99.6%		99.4%	20 bps	0.2%

Same Property Net Operating Income (NOI) (GAAP)	$34,550		$34,207	$343	1.0%

Reversal of Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(556)		(586)	30
Same Property Cash NOI	$33,994		$33,621	$373	1.1%

Same Property Statistics include all properties owned during the entire periods presented with the exclusion of properties expanded during the periods presented.

Reconciliation of Same Property NOI to Total NOI

(unaudited) (in thousands)

	For The Three Months Ended
	6/30/2021	6/30/2020	Change	Change %

Same Property NOI (GAAP)	$34,550	$34,207	$343	1.0%

NOI of properties purchased subsequent to March 31, 2020 (two properties purchased during fiscal 2021 and three properties purchased during fiscal 2020)	3,680	426

NOI of property expanded subsequent to March 31, 2020 (two properties expanded during fiscal 2021)	804	688

NOI of property sold subsequent to March 31, 2020 (one property sold during fiscal 2021)	(130)	(276)

Total NOI	$38,904	$35,045	$3,859	11.0%

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	8

Same Property Statistics

(unaudited) (in thousands except for square feet)

	For The Nine Months Ended
	6/30/2021		6/30/2020	Change	Change %

Total Square Feet / Total Properties	24,521,727 / 120		23,375,642 / 118	1,146,085	4.9%

Occupancy Percentage at End of Period	99.7%		99.4%	30 bps	0.3%

Same Property Square Feet / Number of Same Properties		21,729,641 / 111

Same Property Occupancy Percentage at End of Period	99.6%		99.4%	20 bps	0.2%

Same Property Net Operating Income (NOI) (GAAP)	$98,280		$98,179	$101	0.1%

Reversal of Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(1,195)		(1,499)	304
Same Property Cash NOI	$97,085		$96,680	$405	0.4%

Same Property Statistics include all properties owned during the entire periods presented with the exclusion of properties expanded during the periods presented.

Reconciliation of Same Property NOI to Total NOI

(unaudited) (in thousands)

	For The Nine Months Ended
	6/30/2021	6/30/2020	Change	Change %

Same Property NOI (GAAP)	$98,280	$98,179	$101	0.1%

NOI of properties purchased subsequent to September 30, 2019 (two properties purchased during fiscal 2021 and five properties purchased during fiscal 2020)	13,551	4,393

NOI of properties expanded subsequent to September 30, 2019 (two properties expanded during fiscal 2021)	2,238	2,066

NOI of property sold subsequent to September 30, 2019 (one property sold during fiscal 2021)	187	(5)

Total NOI	$114,256	$104,633	$9,623	9.2%

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	9

Consolidated Statements of Cash Flows

(unaudited)(in thousands)

	For The
	Nine Months Ended
	6/30/2021	6/30/2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$96,949	$(25,317)
Noncash Items Included in Net Income (Loss):
Depreciation & Amortization	41,919	38,043
Deferred Straight Line Rent	(2,378)	(1,459)
Stock Compensation Expense	210	368
Securities Available for Sale Received as Dividend Income	(752)	(977)
Realized Gain on Sale of Real Estate Investment	(6,376)	-0-
Realized Gain on Sale of Securities Transactions	(2,248)	-0-
Unrealized Holding (Gains) Losses Arising During the Periods	(55,377)	67,100
Changes in:
Tenant & Other Receivables	2,307	(1,153)
Prepaid Expenses	(1,637)	(2,242)
Other Assets & Capitalized Lease Costs	803	(1,999)
Accounts Payable, Accrued Expenses & Other Liabilities	3,348	2,600
NET CASH PROVIDED BY OPERATING ACTIVITIES	76,768	74,964

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Real Estate & Intangible Assets	(171,082)	(160,023)
Capital Improvements	(5,384)	(4,726)
Net Proceeds from Sale of Real Estate Investments	12,303	-0-
Return of Deposits on Real Estate	5,060	2,000
Deposits Paid on Acquisitions of Real Estate	(4,970)	(550)
Proceeds from the Sale of Securities Available for Sale	16,327	-0-
Proceeds from Securities Available for Sale Called for Redemption	2,500	250
NET CASH USED IN INVESTING ACTIVITIES	(145,246)	(163,049)

CASH FLOWS FROM FINANCING ACTIVITIES
Net Draws (Repayments) on Loans Payable	90,000	(15,000)
Proceeds from Fixed Rate Mortgage Notes Payable	104,000	100,560
Principal Payments on Fixed Rate Mortgage Notes Payable	(54,696)	(41,166)
Financing Costs Paid on Debt	(569)	(2,397)
Proceeds from the Exercise of Stock Options	1,966	1,016
Net Distributions to Non-controlling Interest	(5,491)	(32)
Proceeds from At-The-Market 6.125% Series C Preferred Stock, net of offering costs	75,958	84,815
Proceeds from Issuance of Common Stock in the DRIP, net of Dividend Reinvestments	320	18,641
Shares repurchased through the Common Stock Repurchase Plan	-0-	(4,276)
Preferred Dividends Paid	(24,607)	(19,029)
Common Dividends Paid, net of Reinvestments	(51,024)	(43,122)
NET CASH PROVIDED BY FINANCING ACTIVITIES	135,857	80,010

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	67,379	(8,075)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	23,517	20,179
CASH AND CASH EQUIVALENTS - END OF PERIOD	$90,896	$12,104

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	10

Capital Structure and Leverage Ratios

(unaudited) (in thousands except for per share amounts)

	As of	As of	As of
	6/30/2021	6/30/2020	9/30/2020

Fixed Rate Mortgage Notes Payable, net of Unamortized Debt Issuance Costs	$848,994	$804,342	$799,507
Loans Payable	165,000	80,000	75,000
Total Debt	1,013,994	884,342	874,507

6.125% Series C Cumulative Redeemable Preferred Stock	549,640	433,850	471,994
Common Stock, Additional Paid-In-Capital & Other	586,207	589,935	565,611
Total Shareholders’ Equity	1,135,847	1,023,785	1,037,605

Total Book Capitalization	2,149,841	1,908,127	1,912,112

Accumulated Depreciation	332,725	284,058	296,020
Total Undepreciated Book Capitalization	$2,482,566	$2,192,185	$2,208,132

Shares Outstanding	98,302	97,972	98,054
Market Price Per Share	$18.72	$14.49	$13.85

Equity Market Capitalization	$1,840,217	$1,419,609	$1,358,049
Total Debt	1,013,994	884,342	874,507
Total Preferred Stock	549,640	433,850	471,994
Total Market Capitalization	$3,403,851	$2,737,801	$2,704,550

Total Debt	$1,013,994	$884,342	$874,507
less: Cash and Cash Equivalents	90,896	12,104	23,517
Net Debt	$923,098	$872,238	$850,990
less: Securities Available for Sale at Fair Value (Securities)	148,382	118,877	108,832
Net Debt Less Securities	$774,716	$753,361	$742,158

Net Debt / Total Undepreciated Book Capitalization	37.2%	39.8%	38.5%
Net Debt / Total Market Capitalization	27.1%	31.9%	31.5%
Net Debt Plus Preferred Stock / Total Market Capitalization	43.3%	47.7%	48.9%
Net Debt Less Securities / Total Undepreciated Book Capitalization	31.2%	34.4%	33.6%
Net Debt Less Securities / Total Market Capitalization	22.8%	27.5%	27.4%
Net Debt Less Securities Plus Preferred Stock / Total Market Capitalization	38.9%	43.4%	44.9%

Weighted Average Interest Rate on Fixed Rate Mortgage Debt	3.86%	4.00%	3.98%
Weighted Average Term on Fixed Rate Mortgage Debt	11.1 yrs.	11.2 yrs.	11.1 yrs.
Weighted Average Lease Term	7.2 yrs.	7.2 yrs.	7.1 yrs.

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	11

Capital Structure and Leverage Ratios

(unaudited) (in thousands)

	For the Three Months Ended		For the Nine Months Ended		Fiscal Year Ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020	9/30/2020
Net Income (Loss) Attributable to Common Shareholders	$17,292	$26,851	$68,950	$(44,700)	$(48,617)
Plus: Preferred Dividends	8,416	6,607	25,003	19,469	26,474
Plus: Interest Expense, including Amortization of Financing Costs	9,685	8,975	28,231	27,235	36,376
Plus: Depreciation and Amortization	14,047	12,531	40,876	36,958	49,850
Plus: Net Amortization of Acquired Above and Below Market Lease Revenue	26	26	77	77	103
Plus: Non-recurring Strategic Alternative & Proxy Costs	8,657	-0-	10,896	-0-	-0-
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	(16,471)	(19,610)	(55,377)	67,100	77,380
Less: Realized Gain on Sale of Real Estate Investment (A)	(3,252)	-0-	(3,252)	-0-	-0-
Less: Realized Gain on Sale of Securities Transactions	-0-	-0-	(2,248)	-0-	-0-
Adjusted EBITDA	$38,400	$35,380	$113,156	$106,139	$141,566

Interest Expense, including Amortization of Financing Costs	$9,685	$8,975	$28,231	$27,235	$36,376
Preferred Dividends	8,416	6,607	25,003	19,469	26,474
Total Fixed Charges	$18,101	$15,582	$53,234	$46,704	$62,850

Interest Coverage	4.0 x	3.9 x	4.0 x	3.9 x	3.9 x
Fixed Charge Coverage	2.1 x	2.3 x	2.1 x	2.3 x	2.3 x

Net Debt	$923,098	$872,238	$923,098	$872,238	$850,990
Net Debt Less Securities	774,716	753,361	774,716	753,361	742,158
Total Preferred Stock	549,640	433,850	549,640	433,850	471,994
Annualized Adjusted EBITDA	153,600	141,520	150,875	141,519	141,566

Net Debt / Adjusted EBITDA	6.0 x	6.2 x	6.1 x	6.2 x	6.0 x
Net Debt Less Securities / Adjusted EBITDA	5.0 x	5.3 x	5.1 x	5.3 x	5.2 x
Net Debt + Preferred Stock / Adjusted EBITDA	9.6 x	9.2 x	9.8 x	9.2 x	9.3 x
Net Debt Less Securities + Preferred Stock / Adjusted EBITDA	8.6 x	8.4 x	8.8 x	8.4 x	8.6 x

(A)	Represents our portion of the net realized gain from the sale of our property that we owned a 51% interest in.

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	12

Debt Maturity

(unaudited) (In thousands)

$600
$500
$400
$300
$200
$100
-
In Thousands
1.6%
8.0%
6.6%
16.7%
14.7%
52.4%
2021
2022
2023
2024
2025
Thereafter
Mortgages
Loans Payable

			Loans			% of
Fiscal Year Ended	Mortgages		Payable		Total	Total

2021	$16,530		-0-		16,530	1.6%
2022	82,060		-0-		82,060	8.0%
2023	67,234		-0-		67,234	6.6%
2024	80,674		90,000	(B)	170,674	16.7%
2025	75,069		75,000	(C)	150,069	14.7%
Thereafter	535,108		-0-		535,108	52.4%
Total as of 6/30/2021	$856,675	(A)	$165,000		$1,021,675	100.0%

Weighted Average Interest Rate	3.86%		2.16%		3.59%
Weighted Average Term	11.1 yrs.		3.0 yrs.		10.3 yrs.

(A)	Mortgages does not include unamortized debt issuance costs of $7.7 million.
(B)	Represents a Line of Credit maturing January 2024.
(C)	Represents a Term Loan maturing January 2025.

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	13

Property Table by Tenant

(unaudited)

		Property	Square	Occupied Square	% of Occupied	Annual	% of Total	Rent Per	Undepreciated		Mortgage
Tenant		Count	Footage	Footage	sf	Rent	Ann. Rent	sf Occup.	Cost		Balance

FedEx Ground Package System, Inc.		47	10,072,613	10,072,613	41.0%	$80,425,000	50.6%	$7.98	$1,147,240,676		$472,570,290
FedEx Corporation		16	1,164,813	1,164,813	4.8%	7,543,000	4.7%	6.48	109,308,345		19,559,469
Total FedEx		63	11,237,426	11,237,426	45.8%	87,968,000	55.3%	7.83	1,256,549,021		492,129,759

Subsidiaries of Amazon.com, Inc.		5	1,491,245	1,491,245	6.1%	10,742,000	6.8%	7.20	166,563,789		91,341,377
Milwaukee Electric Tool Corporation		1	861,889	861,889	3.5%	3,098,000	2.0%	3.59	36,914,917		16,588,500
Shaw Industries, Inc.		1	831,764	831,764	3.4%	3,563,000	2.2%	4.28	56,025,945		26,792,654
Home Depot U.S.A., Inc.		2	828,748	828,748	3.4%	6,537,000	4.1%	7.89	104,539,007		55,945,982
ULTA, Inc.		1	671,354	671,354	2.7%	2,782,000	1.8%	4.14	37,773,835		16,233,638
Jim Beam Brands Company (Beam Suntory)		1	599,840	599,840	2.4%	2,112,000	1.3%	3.52	28,000,000		13,769,810
International Paper Company		2	578,491	578,491	2.4%	2,663,000	1.7%	4.60	37,024,608		16,770,698
TreeHouse Private Brands, Inc.		1	558,509	558,509	2.3%	2,267,000	1.4%	4.06	26,807,852		13,196,520
B. Braun Medical Inc.		1	399,440	399,440	1.6%	2,330,000	1.5%	5.83	30,871,732		16,436,710
UGN, Inc.		1	387,000	387,000	1.6%	2,107,000	1.3%	5.44	21,576,756		11,734,063
CBOCS Distribution, Inc. (Cracker Barrel)		1	381,240	381,240	1.6%	1,490,000	0.9%	3.91	14,215,126		-0-
Best Buy Warehousing Logistics, Inc.		1	368,060	368,060	1.5%	1,725,000	1.1%	4.69	19,600,000		7,508,796
Toyota Tsusho America, Inc.		1	350,418	350,418	1.4%	1,722,000	1.1%	4.91	25,078,587		15,454,363
Coca-Cola		2	328,045	328,045	1.3%	1,701,000	1.1%	5.19	20,504,069		1,333,843
Autoneum North America, Inc.		1	315,560	315,560	1.3%	1,746,000	1.1%	5.53	21,040,396		12,221,167
Science Applications International Corporation		1	302,400	302,400	1.2%	1,708,000	1.1%	5.65	14,463,148		-0-
Bunzl USA Holdings, Inc.		2	268,778	268,778	1.1%	1,457,000	0.9%	5.42	18,731,674		4,356,890
Woodstream Corporation	(A)	1	256,000	256,000	1.0%	987,000	0.6%	3.86	9,029,539		-0-
Anda Pharmaceuticals, Inc.		1	234,660	234,660	1.0%	1,220,000	0.8%	5.20	14,550,000		5,736,033
Mickey Thompson Performance Tires and Wheels (Goodyear Tire & Rubber Co.)		1	219,765	219,765	0.9%	1,537,000	1.0%	6.99	18,934,065		10,284,946
Rinnai America Corporation		1	218,120	218,120	0.9%	913,000	0.6%	4.19	15,082,217		-0-
Anheuser-Busch, Inc.		1	184,800	184,800	0.8%	854,000	0.5%	4.62	12,757,540		-0-
Carrier Enterprise, LLC (Carrier Global Corporation)		1	184,317	184,317	0.8%	1,160,000	0.7%	6.29	18,494,917		4,025,447
Carlstar Group, LLC		1	179,280	179,280	0.7%	771,000	0.5%	4.30	7,282,986		-0-
NF&M International, Inc.	(B)	1	174,802	174,802	0.7%	795,000	0.5%	4.55	5,445,065		-0-
Magna Seating of America, Inc.		1	152,995	152,995	0.6%	1,201,000	0.8%	7.85	17,557,830		8,511,498
Victory Packaging, L.P.		1	148,000	148,000	0.6%	504,000	0.3%	3.41	5,458,279		-0-
Challenger Lifts, Inc. (Snap-On Inc.)		1	137,500	137,500	0.6%	858,000	0.5%	6.24	11,304,000		5,377,343
Altec Industries, Inc.	(A)	1	126,880	126,880	0.5%	378,000	0.2%	2.98	4,475,266		-0-
General Electric Company		1	125,860	125,860	0.5%	1,329,000	0.8%	10.56	19,972,983		8,949,697
Keurig Dr Pepper		2	110,080	110,080	0.4%	757,000	0.5%	6.88	10,498,031		1,303,703
Style Crest, Inc.		1	106,507	106,507	0.4%	433,000	0.3%	4.07	7,421,032		-0-
Sonwil Distribution Center, Inc.		1	104,981	104,981	0.4%	630,000	0.4%	6.00	10,960,823		-0-
Pittsburgh Glass Works, LLC, a Division of VITRO		1	102,135	102,135	0.4%	508,000	0.3%	4.97	4,249,615		-0-
Dakota Bodies, LLC		1	96,687	96,687	0.4%	416,000	0.3%	4.30	7,797,827		-0-
National Oilwell Varco, Inc.		1	91,295	91,295	0.4%	801,000	0.5%	8.77	8,190,901		671,412
Joseph T. Ryerson and Son, Inc.		1	89,123	89,123	0.4%	519,000	0.3%	5.82	7,184,598		-0-
CHEP USA, Inc.		1	83,000	83,000	0.3%	509,000	0.3%	6.13	7,463,672		-0-
Sherwin-Williams Company		2	78,887	78,887	0.3%	648,000	0.4%	8.21	7,427,594		-0-
United Parcel Service, Inc.		1	75,000	75,000	0.3%	595,000	0.4%	7.93	6,741,021		-0-
Tampa Bay Grand Prix		1	68,385	68,385	0.3%	369,000	0.2%	5.40	5,677,982		-0-
Various Tenants at Retail Shopping Center		1	64,220	61,190	0.3%	616,000	0.4%	10.07	3,139,564		-0-
Locke Supply Co.		1	60,000	60,000	0.2%	340,000	0.2%	5.67	5,097,101		-0-
Hartford Healthcare Corporation		1	54,812	54,812	0.2%	307,000	0.2%	5.60	3,525,917		-0-
Siemens Real Estate		1	51,130	51,130	0.2%	464,000	0.3%	9.07	4,554,684		-0-
Collins Aerospace (Raytheon Technologies Corporation)		1	38,833	38,833	0.2%	368,000	0.2%	9.48	5,100,000		-0-
Foundation Building Materials, LLC		1	36,270	36,270	0.2%	179,000	0.2%	4.94	2,543,770		-0-
Graybar Electric Company		1	26,340	26,340	0.2%	122,000	0.1%	4.63	2,901,362		-0-
Vacant	(B)	1	80,856	-0-	0.0%	-0-	0.0%	-0-	2,518,657		-0-
Total as of 6/30/21		120	24,521,727	24,437,841	99.7%	$158,806,000	100.0%	$6.50	$2,209,619,300	(C)	$856,674,849

Acquisitions Subsequent to 6/30/21
FedEx Ground Package System, Inc.		1	143,794	143,794	0.6%	3,233,000	1.9%	22.48
Pro Forma Total with Acquisitions Subsequent to 6/30/21		121	24,665,521	24,581,635	99.7%	$162,039,000	100.0%	$6.59

(A)	Woodstream Corporation and Altec Industries, Inc. are located at one property and, therefore, are counted as one property in the Property Count Total.
(B)	NF&M International is located in a 255,658 square foot industrial park in Monaca (Pittsburgh), PA, of which 80,856 square feet are vacant. This industrial park is counted as one property in the Property Count Total.
Other than two properties indicated in footnotes (A) and (B) and one retail property, all properties are single-tenant.
(C)	Does not include unamortized debt issuance costs of $7,681,337.

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	14

Property Table by State

(unaudited)

	Property	Square	Occupied Square	% of Total	Annual	% of Total	Rent Per	Undepreciated		Mortgage
State	Count	Footage	Footage	sf	Rent	Ann. Rent	sf Occup.	Cost		Balance
Ohio	11	2,358,769	2,358,769	9.6%	$15,863,000	10.0%	$6.73	$209,060,892		$93,753,230
Georgia	7	2,297,214	2,297,214	9.4%	16,134,000	10.2%	7.02	259,469,156		132,329,894
Florida	13	2,223,042	2,223,042	9.1%	16,002,000	10.1%	7.20	228,907,551		79,618,189
Indiana	4	1,965,341	1,965,341	8.0%	11,212,000	7.1%	5.70	167,720,415		88,647,033
Texas	10	1,790,337	1,790,337	7.3%	13,844,000	8.7%	7.73	183,394,825		61,359,821
Kentucky	3	1,295,849	1,295,849	5.3%	5,237,000	3.3%	4.04	66,111,852		32,343,673
South Carolina	6	1,273,676	1,273,676	5.2%	9,882,000	6.2%	7.76	129,988,641		49,445,388
North Carolina	5	1,225,987	1,225,987	5.0%	8,713,000	5.5%	7.11	132,687,021		64,164,667
Mississippi	4	1,158,889	1,158,889	4.7%	4,560,000	2.9%	3.93	56,266,970		22,324,533
Illinois	9	958,102	958,102	3.9%	6,254,000	3.9%	6.53	83,672,112		6,827,092
Tennessee	3	891,777	891,777	3.6%	3,203,000	2.0%	3.59	35,677,250		2,603,021
Michigan	4	833,717	833,717	3.4%	5,629,000	3.5%	6.75	73,561,442		20,775,968
Kansas	4	813,062	813,062	3.3%	4,998,000	3.1%	6.15	63,645,556		23,557,610
Missouri	4	740,119	740,119	3.0%	3,003,000	1.9%	4.06	35,555,482		-0-
Oklahoma	5	735,721	735,721	3.0%	4,943,000	3.1%	6.72	69,942,758		33,698,320
New York	3	518,565	518,565	2.1%	3,554,000	2.2%	6.85	52,841,861		17,756,206
Pennsylvania	3	504,040	423,184	2.1%	2,775,000	1.7%	6.56	36,959,671		11,047,899
Alabama	2	451,832	451,832	1.8%	2,670,000	1.7%	5.91	39,714,135		15,893,528
New Jersey	2	411,365	408,335	1.7%	5,944,000	3.7%	14.56	87,127,186		47,779,049
Virginia	5	407,443	407,443	1.7%	2,474,000	1.6%	6.07	35,059,207		3,000,099
Colorado	2	295,227	295,227	1.2%	2,441,000	1.5%	8.27	35,694,134		13,748,383
Arizona	1	288,045	288,045	1.2%	1,409,000	0.9%	4.89	16,824,226		1,333,843
Wisconsin	2	238,666	238,666	1.0%	1,295,000	0.8%	5.43	16,377,221		1,702,945
Washington	1	210,445	210,445	0.9%	1,962,000	1.2%	9.32	30,369,301		14,569,993
Louisiana	1	175,315	175,315	0.7%	1,274,000	0.8%	7.27	18,425,875		9,111,843
Maryland	1	148,881	148,881	0.6%	1,455,000	0.9%	9.77	14,632,389		-0-
Nebraska	1	89,115	89,115	0.4%	446,000	0.3%	5.00	5,963,626		-0-
Utah	1	69,734	69,734	0.3%	772,000	0.5%	11.07	12,666,994		7,917,933
Minnesota	1	60,370	60,370	0.2%	372,000	0.4%	6.16	5,231,864		1,364,689
Connecticut	1	54,812	54,812	0.2%	307,000	0.2%	5.60	3,525,917		-0-
Iowa	1	36,270	36,270	0.1%	179,000	0.1%	4.94	2,543,770		-0-
Total as of 6/30/21	120	24,521,727	24,437,841	100.0%	$158,806,000	100.0%	$6.50	$2,209,619,300	(A)	$856,674,849

Acquisitions Subsequent to 6/30/21
Vermont	1	143,794	143,794	0.6%	3,233,000	1.9%	22.48
Pro Forma Total with Acquisitions Subsequent to 6/30/21	121	24,665,521	24,581,635	100.0%	$162,039,000	100.0%	$6.59

(A)	Does not include unamortized debt issuance costs of $7,681,337.

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	15

Lease Expirations

(unaudited)

		Property	Square	% of Total	Annual	% of Total	Rent Per sf	Lease Exp. Term in	Undepreciated		Mortgage
Fiscal Year		Count	Footage	Sf	Rent	Ann. Rent	Occup.	Years	Cost		Balance

2022		5	1,065,169	4.3%	$5,623,000	3.5%	$5.28	0.7	$71,756,260		$17,691,620
2023(A)		16	2,117,731	8.6%	12,076,000	7.6%	5.70	1.9	149,258,939		15,178,067
2024		13	1,887,039	7.7%	11,797,000	7.4%	6.25	2.9	137,674,811		20,296,714
2025(A)		11	2,607,541	10.6%	12,980,000	8.2%	4.98	3.9	170,882,575		58,907,497
2026(A)		14	1,738,731	7.1%	10,850,000	6.8%	6.24	5.0	137,382,883		19,125,726
2027		13	2,390,188	9.7%	13,297,000	8.4%	5.56	6.1	187,747,728		59,254,441
2028		10	2,172,458	8.9%	11,857,000	7.5%	5.46	6.8	153,000,879		40,945,705
2029		9	1,831,303	7.5%	10,610,000	6.7%	5.79	7.8	147,994,178		56,771,370
2030		5	1,102,002	4.5%	8,490,000	5.3%	7.70	8.8	129,463,623		62,140,891
2031		6	1,218,941	5.0%	9,738,000	6.1%	7.99	9.4	137,855,742		62,886,564
2032		8	2,131,983	8.7%	18,862,000	11.9%	8.85	10.8	291,154,266		154,426,474
2033		3	1,038,508	4.2%	8,844,000	5.6%	8.52	11.8	137,685,523		76,288,699
2034		3	1,561,256	6.4%	9,365,000	5.9%	6.00	12.8	127,748,518		74,253,759
2035		3	856,283	3.5%	8,343,000	5.3%	9.74	14.1	131,119,464		82,561,340
2041		1	657,518	2.7%	5,458,000	3.4%	8.30	19.4	93,235,690		55,945,982
Various tenants at retail shopping center		1	64,220	0.3%	616,000	0.4%	10.07	-0-	3,139,564		-0-
Vacant	(A)	1	80,856	0.3%	-0-	0.0%	-0-	-0-	2,518,657		-0-
Total as of 6/30/21		120	24,521,727	100.0%	$158,806,000	100.0%	$6.50	7.2	$2,209,619,300	(B)	$856,674,849

Acquisitions Subsequent to 6/30/21
2036		1	143,794	0.6%	3,233,000	1.9%	22.48	14.9
Pro Forma Total with Acquisitions Subsequent to 6/30/21		121	24,665,521	100.0%	$162,039,000	100.0%	$6.59	7.2

(A)	Included in 2023 is Altec Industries and included in 2026 is Woodstream Corporation, which both occupy one property. Included in 2025 is NF&M International, which occupies 174,802 square feet of a 255,658 square foot Industrial Park. The remaining 80,856 square feet are included in Vacant. Each of these properties are counted as one property in the Property Count Total. Other than these properties and one retail property, all properties are single-tenant.
(B)	Does not include unamortized debt issuance costs of $7,681,337.

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	16

Recent Acquisitions During Fiscal 2021

(unaudited)

				Date of	Square	Annual	Rent Per	Lease	Purchase	Initial Mortgage
No	Tenant	City (MSA)	State	Acquisition	Footage	Rent	sf Occup.	Expiration	Price	Balance
1	FedEx Ground Package System, Inc.	Plain City (Columbus)	OH	12/17/2020	500,268	$4,569,000	$9.13	9/30/2035	$73,304,000	$47,000,000
2	Home Depot U.S.A., Inc.	Locust Grove (Atlanta)	GA	12/24/2020	657,518	5,458,000	8.30	11/30/2040	95,935,000	57,000,000
	As of 6/30/21				1,157,786	$10,027,000	$8.66		$169,239,000	$104,000,000

	Acquisitions Subsequent to 6/30/21
3	FedEx Ground Package System, Inc.	Burlington	VT	07/29/2021	143,794	$3,233,000	22.48	8/31/2034	$54,789,000	-0-
	Pro Forma Total with Acquisitions Subsequent to 6/30/21				1,301,580	$13,260,000	$10.19		$224,028,000	$104,000,000

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	17

Property Table

(unaudited)

								Rent	Lease Exp.
				Fiscal Year		Square	Annual	Per sf	Term in	Undepreciated	Mortgage
No	Tenant	City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost	Balance
1	Milwaukee Electric Tool Corporation	Olive Branch (Memphis, TN)	MS	2013	100.0%	861,889	$3,098,000	$3.59	7.1	$36,914,917	$16,588,500
.2	Shaw Industries, Inc.	Savannah	GA	2018	100.0%	831,764	3,563,000	4.28	6.3	56,025,945	26,792,654
3	ULTA, Inc.	Greenwood (Indianapolis)	IN	2015	100.0%	671,354	2,782,000	4.14	4.1	37,773,835	16,233,638
4	Home Depot U.S.A., Inc.	Locust Grove (Atlanta)	GA	2021	100.0%	657,518	5,458,000	8.30	19.4	93,235,690	55,945,982
5	Amazon.com.indc, LLC	Greenwood (Indianapolis)	IN	2020	100.0%	615,747	4,991,000	8.11	13.2	79,363,910	49,323,176
6	Jim Beam Brands Company (Beam Suntory)	Frankfort (Lexington)	KY	2015	100.0%	599,840	2,112,000	3.52	3.6	28,000,000	13,769,810
7	TreeHouse Private Brands, Inc.	Buckner (Louisville)	KY	2014	100.0%	558,509	2,267,000	4.06	12.3	26,807,852	13,196,520
8	FedEx Ground Package System, Inc.	Plain City (Columbus)	OH	2021	100.0%	500,268	4,569,000	9.13	14.3	71,741,593	45,955,361
9	FedEx Forward Depots, Inc.	Memphis	TN	2010	100.0%	449,900	1,394,000	3.10	7.9	16,092,852	2,603,021
10	B. Braun Medical Inc.	Daytona Beach	FL	2018	100.0%	399,440	2,330,000	5.83	11.7	30,871,732	16,436,710
11	UGN, Inc.	Monroe (Cincinnati)	OH	2015	100.0%	387,000	2,107,000	5.44	12.7	21,576,756	11,734,063
12	Woodstream Corporation	St. Joseph	MO	2001	100.0%	256,000	987,000	3.86	5.3	9,029,539	-0-
	Altec Industries, Inc.	St. Joseph	MO	2001	100.0%	126,880	378,000	2.98	1.7	4,475,266	-0-
13	CBOCS Distribution, Inc. (Cracker Barrel)	Lebanon (Nashville)	TN	2011	100.0%	381,240	1,490,000	3.91	3.0	14,215,126	-0-
14	FedEx Ground Package System, Inc.	Braselton (Atlanta)	GA	2018	100.0%	373,750	3,801,000	10.17	11.7	60,237,411	34,269,304
15	Best Buy Warehousing Logistics, Inc.	Streetsboro (Cleveland)	OH	2012	100.0%	368,060	1,725,000	4.69	0.6	19,600,000	7,508,796
16	Amazon.com Services, Inc. (Amazon.com, Inc.)	Mobile	AL	2018	100.0%	362,942	2,065,000	5.69	7.4	33,052,316	15,893,528
17	FedEx Ground Package System, Inc.	Concord (Charlotte)	NC	2017	100.0%	354,482	2,537,000	7.16	10.9	40,043,145	20,962,281
18	FedEx Ground Package System, Inc.	Mesquite (Dallas)	TX	2017	100.0%	351,874	3,209,000	9.12	10.8	49,880,493	25,939,833
19	Toyota Tsusho America, Inc.	Lafayette	IN	2019	100.0%	350,418	1,722,000	4.91	8.0	25,078,587	15,454,363
20	FedEx Ground Package System, Inc.	Trenton	NJ	2019	100.0%	347,145	5,328,000	15.35	11.0	83,987,622	47,779,049
21	FedEx Ground Package System, Inc.	Walker (Grand Rapids)	MI	2017	100.0%	343,483	2,106,000	6.13	10.6	31,654,987	16,329,177
22	FedEx Ground Package System, Inc.	Hamburg (Buffalo)	NY	2017	100.0%	338,584	2,329,000	6.88	9.8	35,140,017	17,756,206
23	FedEx Ground Package System, Inc.	Concord (Charlotte)	NC	2016	100.0%	330,717	2,237,000	6.76	4.1	33,053,688	14,514,340
24	FedEx Ground Package System, Inc.	Indianapolis	IN	2014	100.0%	327,822	1,717,000	5.24	6.3	25,504,083	7,635,856
25	Autoneum North America, Inc.	Aiken (Augusta, GA)	SC	2017	100.0%	315,560	1,746,000	5.53	10.8	21,040,396	12,221,167
26	FedEx Ground Package System, Inc.	Olathe (Kansas City)	KS	2016	100.0%	313,763	2,553,000	8.14	9.9	34,388,619	16,545,478
27	FedEx Ground Package System, Inc.	Ft. Worth (Dallas)	TX	2015	100.0%	312,923	2,394,000	7.65	8.8	35,648,449	16,747,643
28	FedEx Ground Package System, Inc.	Davenport (Orlando)	FL	2016	100.0%	310,922	2,625,000	8.44	9.8	38,087,185	19,635,183
29	FedEx Ground Package System, Inc.	Jacksonville	FL	2015	100.0%	304,859	1,998,000	6.55	8.5	30,925,530	12,908,433
30	Science Applications International Corporation	Hanahan (Charleston)	SC	2005	100.0%	302,400	1,708,000	5.65	2.3	14,463,148	-0-
31	Amazon.com Services, Inc. (Amazon.com, Inc.)	Oklahoma City	OK	2018	100.0%	300,000	1,948,000	6.49	6.3	29,878,942	16,721,349
32	International Paper Company	Kenton	OH	2017	100.0%	298,472	1,281,000	4.29	6.2	18,730,500	9,758,566
33	Western Container Corp. (Coca-Cola)	Tolleson (Phoenix)	AZ	2003	100.0%	288,045	1,409,000	4.89	5.8	16,824,226	1,333,843
34	FedEx Ground Package System, Inc.	Greensboro	NC	2020	100.0%	286,281	3,002,000	10.49	13.8	46,710,877	28,688,046
35	International Paper Company	Edwardsville (Kansas City)	KS	2014	100.0%	280,019	1,382,000	4.94	2.2	18,294,108	7,012,132
36	FedEx Ground Package System, Inc.	Charleston	SC	2018	100.0%	265,318	2,713,000	10.23	12.0	46,576,380	25,582,685
37	NF&M International, Inc.	Monaca (Pittsburgh)	PA	1977	68.4%	255,658	795,000	4.55	3.8	7,963,722	-0-
38	FedEx Ground Package System, Inc.	Orion	MI	2007	100.0%	245,633	1,908,000	7.77	2.0	23,069,307	-0-
39	FedEx Ground Package System, Inc.	Homestead (Miami)	FL	2017	100.0%	237,756	2,282,000	9.60	10.8	37,911,556	19,553,431
40	Anda Pharmaceuticals, Inc.	Olive Branch (Memphis, TN)	MS	2012	100.0%	234,660	1,220,000	5.20	1.1	14,550,000	5,736,033
41	FedEx Ground Package System, Inc.	Colorado Springs	CO	2016	100.0%	225,362	1,832,000	8.13	4.6	29,320,066	13,748,383
42	Mickey Thompson Performance Tires and Wheels (Goodyear Tire & Rubber Company)	Stow	OH	2017	100.0%	219,765	1,537,000	6.99	6.2	18,934,065	10,284,946
43	Rinnai America Corporation	Griffin (Atlanta)	GA	2006	100.0%	218,120	913,000	4.19	1.5	15,082,217	-0-
44	FedEx Ground Package System, Inc.	Ft. Myers	FL	2017	100.0%	213,672	1,418,000	6.64	6.2	21,684,310	11,084,432
45	FedEx Ground Package System, Inc.	Burlington (Seattle/Everett)	WA	2016	100.0%	210,445	1,962,000	9.32	9.2	30,369,301	14,569,993
46	FedEx Ground Package System, Inc.	Sauget (St. Louis, MO)	IL	2015	100.0%	198,729	1,036,000	5.21	7.9	15,407,470	6,827,092
47	Anheuser-Busch, Inc.	Granite City (St. Louis, MO)	IL	2001	100.0%	184,800	854,000	4.62	0.4	12,757,540	-0-
48	Carrier Enterprise, LLC (Carrier Global Corporation)	Carrollton (Dallas)	TX	2010	100.0%	184,317	1,160,000	6.29	2.6	18,494,917	4,025,447
49	FedEx Ground Package System, Inc.	Spring (Houston)	TX	2014	100.0%	181,176	1,581,000	8.73	3.3	19,328,922	6,106,876
50	Carlstar Group, LLC	Edwardsville (Kansas City)	KS	2003	100.0%	179,280	771,000	4.30	2.1	7,282,986	-0-
51	FedEx Ground Package System, Inc.	Ft. Mill (Charlotte, NC)	SC	2010	100.0%	176,939	1,598,000	9.03	7.2	17,063,643	-0-
52	FedEx Ground Package System, Inc.	Covington (New Orleans)	LA	2016	100.0%	175,315	1,274,000	7.27	4.0	18,425,875	9,111,843
53	FedEx Ground Package System, Inc.	Tampa	FL	2004	100.0%	174,975	1,624,000	9.28	5.1	19,745,245	-0-
54	FedEx Ground Package System, Inc.	Livonia (Detroit)	MI	2013	100.0%	172,668	1,194,000	6.92	0.8	13,887,897	4,446,791
55	Home Depot U.S.A., Inc.	Montgomery (Chicago)	IL	2004	100.0%	171,230	1,079,000	6.30	1.5	11,303,317	-0-
56	FedEx Ground Package System, Inc.	Edinburg	TX	2011	100.0%	164,207	1,097,000	6.68	5.3	12,039,014	-0-
57	FedEx Ground Package System, Inc.	Lindale (Tyler)	TX	2015	100.0%	163,383	725,000	4.44	3.0	10,021,240	4,503,798
58	Bunzl Distribution Midcentral, Inc.	Kansas City	MO	2015	100.0%	158,417	714,000	4.51	5.3	10,003,235	-0-
59	FedEx Ground Package System, Inc.	Oklahoma City	OK	2012	100.0%	158,340	1,048,000	6.62	4.1	12,624,833	1,913,054
60	Magna Seating of America, Inc.	Lancaster (Columbus)	OH	2020	100.0%	152,995	1,201,000	7.85	8.6	17,557,830	8,511,498

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	18

Property Table

(unaudited)

								Rent	Lease Exp.
				Fiscal Year		Square	Annual	Per sf	Term in	Undepreciated	Mortgage
No	Tenant	City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost	Balance
61	FedEx Ground Package System, Inc.	Waco	TX	2012	100.0%	150,710	$1,078,000	$7.15	4.2	$12,551,368	$3,364,812
62	FedEx Ground Package System, Inc.	Beltsville (Washington, DC)	MD	2001	100.0%	148,881	1,455,000	9.77	7.1	14,632,389	-0-
63	Victory Packaging, L.P.	Fayetteville	NC	1997	100.0%	148,000	504,000	3.41	3.7	5,458,279	-0-
64	FedEx Ground Package System, Inc.	El Paso	TX	2006	100.0%	144,199	1,345,000	9.33	2.3	12,431,192	-0-
65	FedEx Ground Package System, Inc.	Cocoa	FL	2008	100.0%	144,138	1,112,000	7.71	3.3	14,127,449	-0-
66	FedEx Ground Package System, Inc.	Cudahy (Milwaukee)	WI	2001	100.0%	139,564	827,000	5.93	6.0	9,807,221	-0-
67	Challenger Lifts, Inc. (Snap-On Inc.)	Louisville	KY	2016	100.0%	137,500	858,000	6.24	4.9	11,304,000	5,377,343
68	FedEx Ground Package System, Inc.	Richfield (Cleveland)	OH	2006	100.0%	131,152	1,493,000	11.38	3.3	16,577,311	-0-
69	FedEx Ground Package System, Inc.	Savannah	GA	2019	100.0%	126,520	1,765,000	13.95	7.3	27,531,560	15,321,954
70	General Electric Company	Imperial (Pittsburgh)	PA	2016	100.0%	125,860	1,329,000	10.56	9.5	19,972,983	8,949,697
71	FedEx Ground Package System, Inc.	Wheeling (Chicago)	IL	2003	100.0%	123,000	1,272,000	10.34	5.9	19,044,540	-0-
72	FedEx Ground Package System, Inc.	Altoona	PA	2014	100.0%	122,522	651,000	5.31	2.2	9,022,966	2,098,202
73	FedEx Corporation	Charleston	SC	2018	100.0%	121,683	1,314,000	10.80	11.2	21,538,966	11,641,536
74	Amazon.com Services, LLC	Oklahoma City	OK	2020	100.0%	120,780	935,000	7.74	9.2	14,962,513	9,403,324
75	FedEx Corporation	Mechanicsville (Richmond)	VA	2001	100.0%	112,799	541,000	4.80	1.8	7,836,425	-0-
76	FedEx Corporation	Orlando	FL	2008	100.0%	110,621	666,000	6.02	6.4	8,810,059	-0-
77	Bunzl Distribution Oklahoma, Inc.	Oklahoma City	OK	2017	100.0%	110,361	743,000	6.73	3.2	8,728,439	4,356,890
78	Style Crest, Inc.	Winston-Salem	NC	2002	100.0%	106,507	433,000	4.07	4.8	7,421,032	-0-
79	Sonwil Distribution Center, Inc.	Cheektowaga (Buffalo)	NY	2002	100.0%	104,981	630,000	6.00	0.6	10,960,823	-0-
80	FedEx Ground Package System, Inc.	West Chester Twp. (Cincinnati)	OH	2000	100.0%	103,818	560,000	5.39	2.2	5,733,686	-0-
81	FedEx Ground Package System, Inc.	Roanoke	VA	2013	100.0%	103,580	755,000	7.29	1.8	10,200,000	3,000,099
82	Pittsburgh Glass Works, LLC, a Division of VITRO	O’ Fallon (St. Louis)	MO	1994	100.0%	102,135	508,000	4.97	5.0	4,249,615	-0-
83	FedEx Ground Package System, Inc.	Green Bay	WI	2013	100.0%	99,102	468,000	4.72	1.9	6,570,000	1,702,945
84	Dakota Bodies, LLC	Liberty (Kansas City)	MO	1998	100.0%	96,687	416,000	4.30	4.8	7,797,827	-0-
85	FedEx Corporation	Jacksonville	FL	1999	100.0%	95,883	536,000	5.59	7.9	6,584,384	-0-
86	FedEx Corporation	Tampa	FL	2006	100.0%	95,662	603,000	6.30	6.4	8,305,383	-0-
87	Amazon.com Services, Inc.	Hanahan (Charleston)	SC	2005	100.0%	91,776	803,000	8.75	8.0	9,306,108	-0-
88	National Oilwell Varco, Inc.	Houston	TX	2010	100.0%	91,295	801,000	8.77	8.3	8,190,901	671,412
89	Joseph T. Ryerson and Son, Inc.	Elgin (Chicago)	IL	2002	100.0%	89,123	519,000	5.82	3.6	7,184,598	-0-
90	FedEx Corporation	Omaha	NE	1999	100.0%	89,115	446,000	5.00	2.3	5,963,626	-0-
91	FedEx Ground Package System, Inc.	Huntsville	AL	2005	100.0%	88,890	605,000	6.81	5.1	6,661,819	-0-
92	CHEP USA, Inc.	Roanoke	VA	2007	100.0%	83,000	509,000	6.13	3.7	7,463,672	-0-
93	FedEx Corporation	Bedford Heights (Cleveland)	OH	2007	100.0%	82,269	438,000	5.32	7.2	7,304,467	-0-
94	United Parcel Service, Inc.	Halfmoon (Albany)	NY	2012	100.0%	75,000	595,000	7.93	9.8	6,741,021	-0-
95	FedEx Corporation	Schaumburg (Chicago)	IL	1997	100.0%	73,500	478,000	6.50	5.8	5,447,053	-0-
96	FedEx Corporation	Romulus (Detroit)	MI	1998	100.0%	71,933	421,000	5.85	4.9	4,949,251	-0-
97	FedEx Ground Package System, Inc.	Denver	CO	2005	100.0%	69,865	609,000	8.72	4.3	6,374,068	-0-
98	FedEx Corporation	Ogden (Salt Lake City)	UT	2020	100.0%	69,734	772,000	11.07	13.8	12,666,994	7,917,933
99	Tampa Bay Grand Prix	Tampa	FL	2005	100.0%	68,385	369,000	5.40	6.3	5,677,982	-0-
100	Sherwin-Williams Company	Rockford	IL	2011	100.0%	66,387	486,000	7.32	2.5	5,551,227	-0-
101	Various Tenants at Retail Shopping Center	Somerset	NJ	1970	95.0%	64,220	616,000	10.07	na	3,139,564	-0-
102	Keurig Dr Pepper	Cincinnati	OH	2015	100.0%	63,840	488,000	7.64	8.3	6,750,000	-0-
103	FedEx Corporation	Chattanooga	TN	2007	100.0%	60,637	319,000	5.26	1.3	5,369,272	-0-
104	FedEx Ground Package System, Inc.	Stewartsville (Rochester)	MN	2013	100.0%	60,370	372,000	6.16	1.9	5,231,864	1,364,689
105	Locke Supply Co.	Richmond	VA	2004	100.0%	60,000	340,000	5.67	10.8	5,097,101	-0-
106	FedEx Ground Package System, Inc.	Augusta	GA	2005	100.0%	59,358	513,000	8.64	2.0	5,363,304	-0-
107	Hartford Healthcare Corporation	Newington (Hartford)	CT	2001	100.0%	54,812	307,000	5.60	9.8	3,525,917	-0-
108	Siemens Real Estate	Lebanon (Cincinnati)	OH	2012	100.0%	51,130	464,000	9.07	2.8	4,554,684	-0-
109	FedEx Corporation	Charlottesville	VA	1999	100.0%	48,064	329,000	6.85	6.2	4,462,009	-0-
110	FedEx Ground Package System, Inc.	Corpus Christi	TX	2012	100.0%	46,253	454,000	9.82	5.2	4,808,329	-0-
111	Keurig Dr Pepper	Tulsa	OK	2014	100.0%	46,240	269,000	5.82	2.7	3,748,031	1,303,703
112	Heartland Coca-Cola Bottling Company, LLC (Coca-Cola)	Topeka	KS	2009	100.0%	40,000	292,000	7.30	5.3	3,679,843	-0-
113	Collins Aerospace Systems (Raytheon Technologies Corporation)	Rockford	IL	2015	100.0%	38,833	368,000	9.48	6.0	5,100,000	-0-
114	Foundation Building Materials, LLC	Urbandale (Des Moines)	IA	1994	100.0%	36,270	179,000	4.94	6.5	2,543,770	-0-
115	FedEx Corporation	Richland (Jackson)	MS	1994	100.0%	36,000	120,000	3.33	2.8	1,900,691	-0-

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	19

Property Table

(unaudited)

								Rent	Lease Exp.
		City		Fiscal Year		Square	Annual	Per sf	Term in	Undepreciated		Mortgage
No	Tenant	(MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost		Balance
116	FedEx Corporation	Punta Gorda	FL	2007	100.0%	34,624	$284,000	$8.20	6.0	$4,133,510		$-0-
117	FedEx Corporation	Lakeland	FL	2006	100.0%	32,105	155,000	4.83	6.4	2,043,226		-0-
118	FedEx Corporation	Augusta	GA	2006	100.0%	30,184	121,000	4.01	1.4	1,993,029		-0-
119	Graybar Electric Company	Ridgeland (Jackson)	MS	1993	100.0%	26,340	122,000	4.63	4.1	2,901,362		-0-
120	Sherwin-Williams Company	Burr Ridge (Chicago)	IL	1997	100.0%	12,500	162,000	12.96	5.3	1,876,367		-0-
	Total as of 6/30/21				99.7%	24,521,727	$158,806,000	$6.50	7.2	$2,209,619,300	(A)	$856,674,849

	Acquisitions Subsequent to 6/30/21
121	FedEx Ground Package System, Inc.	Burlington	VT	2021	100.0%	143,794	3,233,000	22.48	14.9
	Pro Forma Total with Acquisitions Subsequent to 6/30/21				99.7%	24,665,521	$162,039,000	$6.59	7.2

(A)	Does not include unamortized debt issuance costs of $7,681,337.

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	20

Definitions

Investors and analysts following the real estate industry utilize funds from operations (“FFO”), adjusted funds from operations (“AFFO”), net operating income (“NOI”), Same Property NOI, Same Property Cash NOI, and earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) variously defined, as supplemental performance measures. While we believe net income available to common stockholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, we consider NOI, Same Property NOI, Same Property Cash NOI, Adjusted EBITDA, FFO and AFFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as interest expense and general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a supplemental tool to evaluate our performance. In addition, NOI, Same Property NOI, Same Property Cash NOI, Adjusted EBITDA, FFO and AFFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value. As used herein, we calculate the following non-U.S. GAAP measures as follows:

●	FFO, as defined by The National Association of Real Estate Investment Trusts (Nareit), represents net income attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), as defined under U.S. GAAP, excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, certain non-cash items such as real estate asset depreciation and amortization, plus our portion of these items related to our consolidated investment that we have a non-controlling interest in. Included in the Nareit FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of Nareit FFO to make an election to include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude unrealized gains and losses from our investments in marketable equity securities from our FFO calculation. Nareit created FFO as a non-GAAP supplemental measure of REIT operating performance.
●	AFFO is calculated as FFO, excluding stock-based compensation expense, depreciation of corporate office tenant improvements, amortization of deferred financing costs, gains on the sale of securities, lease termination income, non-recurring severance expense, non-recurring strategic alternatives & proxy costs, effect of non-cash U.S. GAAP straight-line rent adjustments and less recurring capital expenditures, plus our portion of these items related to our consolidated investment that we have a non-controlling interest in. Recurring capital expenditures are defined as all capital expenditures that are recurring in nature, excluding capital expenditures related to expansions at our current locations or capital expenditures that are incurred in conjunction with obtaining a new lease or a lease renewal.
●	NOI from property operations is calculated as net income (loss) attributable to common shareholders, as defined by U.S. GAAP, plus net income (loss) attributable to non-controlling interest, plus preferred dividend expense, general & administrative expenses, non-recurring strategic alternatives & proxy costs, non-recurring severance expense, depreciation, amortization of capitalized lease costs & intangible assets and interest expense, including amortization of financing costs, unrealized holding (gains) or losses arising during the periods, less dividend income, realized gain on sale of securities transactions, realized gain on sale of real estate investment and lease termination income. The components of NOI consist of recurring rental and reimbursement revenue, less real estate taxes and operating expenses, such as insurance, utilities, and repairs and maintenance.
●	Same Property NOI is calculated as the NOI of all properties owned during the entire periods presented with the exclusion of any properties expanded during the periods presented.
●	Same Property Cash NOI is calculated as the Same Property NOI adjusted to exclude the effect of non-cash U.S. GAAP straight-line rent adjustment for the properties included in the Same Property NOI calculation.
●	Adjusted EBITDA is net income (loss) attributable to common shareholders, as defined by U.S. GAAP, plus preferred dividends, interest expense, including amortization of financing costs, depreciation and amortization, net amortization of acquired above and below market lease revenue, plus our portion of these items related to our consolidated investment that we have a non-controlling interest in, non-recurring strategic alternatives & proxy costs and unrealized holding losses (minus gains) arising during the periods less realized gain on sale of real estate investment and realized gain on sale of securities transactions.

FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA, do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA should not be considered as substitutes for net income applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA, as currently calculated by us, may not be comparable to similarly titled, but variously calculated, measures of other REITs.

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	21

FOR IMMEDIATE RELEASE
August 2, 2021
Contact: Becky Coleridge
732-577-9996

MONMOUTH REAL ESTATE REPORTS RESULTS FOR

THE THIRD QUARTER ENDED JUNE 30, 2021

HOLMDEL, NJ, August 2, 2021........ Monmouth Real Estate Investment Corporation (NYSE:MNR) reported Net Income Attributable to Common Shareholders of $17.3 million or $0.17 per diluted share for the three months ended June 30, 2021 as compared to Net Income Attributable to Common Shareholders of $26.9 million or $0.27 per diluted share for the three months ended June 30, 2020, representing a decrease of $9.6 million or $0.10 per diluted share. During the three months ended June 30, 2021, we recognized a $16.5 million unrealized holding gain on securities or $0.17 per diluted share as compared to a $19.6 million unrealized holding gain on securities or $0.20 per diluted share for the three months ended June 30, 2020. Funds from Operations (FFO), which excludes unrealized and realized gains or losses from our securities portfolio, for the three months ended June 30, 2021 were $11.5 million or $0.12 per diluted share versus $19.7 million or $0.20 per diluted share for the three months ended June 30, 2020, representing a decrease of $8.2 million or $0.08 per diluted share. The decrease in Net Income Attributable to Common Shareholders and FFO is primarily attributable to non-recurring strategic alternatives and proxy costs of $8.7 million related to our strategic alternatives process, our pending merger with Equity Commonwealth and our proxy process. FFO excluding these non-recurring costs for the three months ended June 30, 2021 were $20.2 million or $0.20 per diluted share versus $19.7 million or $0.20 per diluted share for the three months ended June 30, 2020, representing unchanged per diluted share earnings. For the three months ended June 30, 2021, Adjusted Funds from Operations (AFFO), which excludes non-recurring items, including costs related to our strategic alternatives process and our proxy process and unrealized and realized gains or losses from our securities portfolio, were $19.7 million or $0.20 per diluted share compared to $19.5 million or $0.20 per diluted share for the three months ended June 30, 2020. Sequentially, our AFFO of $0.20 per diluted share for the third quarter of fiscal 2021 also was unchanged compared to our AFFO per diluted share for the second quarter of fiscal 2021. During the nine months ended June 30, 2021, we recognized a $55.4 million unrealized holding gain on our securities portfolio representing $0.56 per diluted share as compared to a $67.1 million unrealized holding loss on securities or $0.69 per diluted share for the nine months ended June 30, 2020.

A summary of significant financial information for the three and nine months ended June 30, 2021 and 2020 (in thousands, except per share amounts) is as follows:

	Three Months Ended June 30,
	2021	2020
Rental Revenue	$39,032	$35,427
Reimbursement Revenue	$6,962	$6,348
Net Operating Income (NOI) (1)	$38,904	$35,045
Total Expenses	$32,040	$21,459
Dividend Income	$1,486	$2,344
Realized Gain on Sale of Real Estate Investment	$6,376	$-0-
Unrealized Holding Gains Arising During the Periods	$16,471	$19,610
Net Income	$28,602	$33,295
Net Income Attributable to Common Shareholders	$17,292	$26,851
Net Income Attributable to Common Shareholders Per Diluted Common Share	$0.17	$0.27
FFO (1)	$11,502	$19,721
FFO per Diluted Common Share (1)	$0.12	$0.20
FFO Excluding Non-recurring Strategic Alternatives & Proxy Costs (1)	$20,159	$19,721
FFO Excluding Non-recurring Strategic Alternatives & Proxy Costs per Diluted Common Share (1)	$0.20	$0.20
AFFO (1)	$19,701	$19,463
AFFO per Diluted Common Share (1)	$0.20	$0.20
Dividends Declared per Common Share	$0.18	$0.17

Weighted Avg. Diluted Common Shares Outstanding	98,539	97,962

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	22

	Nine Months Ended June 30,
	2021	2020
Rental Revenue	$115,123	$105,410
Reimbursement Revenue	$20,818	$19,772
Lease Termination Income	$377	$-0-
Net Operating Income (NOI) (1)	$114,256	$104,633
Total Expenses	$79,820	$65,151
Dividend Income	$4,681	$8,987
Realized Gain on Sale of Real Estate Investment	$6,376	$-0-
Realized Gain on Sale of Securities Transactions	$2,248	$-0-
Unrealized Holding Gains (Losses) Arising During the Periods	$55,377	$(67,100)
Net Income (Loss)	$96,949	$(25,317)
Net Income (Loss) Attributable to Common Shareholders	$68,950	$(44,700)
Net Income (Loss) Attributable to Common Shareholders Per Diluted Common Share	$0.71	$(0.46)
FFO (1)	$50,982	$59,205
FFO per Diluted Common Share (1)	$0.52	$0.61
FFO Excluding Non-recurring Strategic Alternatives & Proxy Costs (1)	$61,878	$59,205
FFO Excluding Non-recurring Strategic Alternatives & Proxy Costs per Diluted Common Share (1)	$0.63	$0.61
AFFO (1)	$57,507	$58,705
AFFO per Diluted Common Share (1)	$0.58	$0.60
Dividends Declared per Common Share	$0.53	$0.51

Weighted Avg. Diluted Common Shares Outstanding	98,415	97,626

A summary of significant balance sheet information as of June 30, 2021 and September 30, 2020 (in thousands) is as follows:

	June 30, 2021	September 30, 2020
Cash and Cash Equivalents	$90,896	$23,517
Real Estate Investments	$1,876,906	$1,747,844
Securities Available for Sale at Fair Value	$148,382	$108,832
Total Assets	$2,178,078	$1,939,783
Fixed Rate Mortgage Notes Payable, net of Unamortized Debt Issuance Costs	$848,994	$799,507
Loans Payable	$165,000	$75,000
Total Shareholders’ Equity	$1,135,847	$1,037,605

During the third quarter, we accomplished the following:

●	Increased our Rental and Reimbursement Revenue by 10% over the prior year period to $46.0 million;

●	Increased our Net Operating Income by 11% over the prior year period to $38.9 million;

●	Increased our Gross Leasable Area (GLA) by 5% over the prior year period to 24.5 million square feet;

●	Grew our acquisition pipeline to six new build-to-suit properties containing 1.8 million total square feet representing an aggregate cost of $238.4 million, all of which will be leased to Investment Grade tenants,. Subsequent to the quarter end, we acquired one of these properties for $54.8 million representing 144,000 square feet;

●	Completed a parking lot expansion for UPS at our property located in Halfmoon, NY for approximately $835,000, resulting in an initial increase in annual rent of approximately $52,000 with 2% annual increases;

●	Increased our overall occupancy rate by 30 basis points over the prior year period to a sector leading 99.7% currently;

●	Renewed all ten leases set to expire during fiscal 2021. These ten lease renewals, comprising 1.2 million square feet resulted in a 6.2% increase in GAAP rent, a 0.4% increase in cash rent, and have a weighted average lease renewal term of 4.2 years;

●	Maintained a weighted average lease term of 7.2 years consistent with the prior year period;

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●	Increased our annualized average base rent per occupied square foot to $6.50, an increase of 2% compared to the prior year period;

●	Maintained a weighted average debt maturity on our fixed-rate mortgage debt of 11.1 years;

●	Reduced the weighted average interest rate on our fixed-rate mortgage debt to 3.86% from 4.00% in the prior year period;

●	Reported $16.5 million in unrealized gains on our securities portfolio for the three months ended June 30, 2021. In addition, reported $55.4 million in unrealized gains on our securities portfolio for the nine months ended June 30, 2021.

Highlights from the Third Quarter of Fiscal 2021:

●	Acquisitions. Through the third quarter end, Monmouth has completed the acquisitions of two high quality properties comprising 1.1 million square feet for an aggregate purchase price of $170.0 million and are expected to generate $10.1 million in annual rent. In addition, subsequent to quarter end, we acquired one building comprising 144,000 square feet situated on 43.4 acres located in the Burlington, VT MSA for $54.8 million. This property is leased to FedEx Ground for 15 years and is expected to generate $3.2 million in annual rent.

●	Pipeline. Monmouth’s $183.6 million acquisition pipeline currently contains five new build-to-suit properties, comprising 1.6 million total square feet. These properties have a weighted average lease term of 13.4 years and are expected to generate $10.5 million in annual rent. These projects are all leased to investment grade tenants, with 68% leased to FedEx Ground and 32% leased to Mercedes Benz.

●	Parking Expansion Projects. The Company currently has eight FedEx Ground parking expansion projects underway that it expects to cost approximately $37.3 million. These parking expansion projects will result in additional rent and extensions to the existing lease terms. We are also in discussions to expand parking at nine additional locations.

●	Lease Renewals. The Company has renewed all ten leases that were set to expire this fiscal year representing 1.2 million square feet. These lease renewals have a weighted average lease term of 4.2 years, and a weighted average lease rate of $4.77 per square foot on a GAAP basis and $4.66 on a cash basis. This represents an increase of 6.2% on a GAAP basis and an increase of 0.4% on a cash basis.

●	Key Financial Metrics and Ratios. At quarter end, Monmouth’s weighted average lease maturity was 7.2 years and its weighted average mortgage debt maturity was 11.1 years. For the quarter, Net Debt to Adjusted EBITDA was at 6.0x, Fixed Charge Coverage at 2.1x, and Net Debt to Total Market Capitalization at 27%. The Company’s occupancy rate has been over 98.9% for six consecutive years and its weighted average lease term has exceeded seven years for seven consecutive years.

●	Securities Portfolio. At quarter end, the Company’s $148.4 million securities portfolio represented 5.9% of its undepreciated assets. Securities Available for Sale increased by $16.7 million during the current quarter and increased by $39.6 million from September 30, 2020 to June 30, 2021. The increase was primarily due to an Unrealized Holding Gain of $16.5 million during the three months ended and an Unrealized Holding Gain of $55.4 million for the nine months ended June 30, 2021. There were also sales and redemptions of securities during the nine month period totaling $18.8 million which resulted in a realized gain of $2.2 million. Our investment in UMH Properties is now showing a 118% gain, or $17 million not including substantial dividends.

●	Asset Sale. During the quarter, on April 15, 2021, Monmouth sold its 60,400 square foot building located in Carlstadt, NJ for $13.0 million. The Company owned a 51% interest in this property. Its 51% portion of the sale proceeds resulted in a U.S. GAAP net realized gain of approximately $3.3 million, representing a 159% gain over its depreciated basis and a net realized gain of approximately $2.6 million, or a 96% net gain over its historic undepreciated cost.

Merger Transaction with Equity Commonwealth

As previously announced, in January 2021, our Board of Directors unanimously decided to explore strategic alternatives to maximize shareholder value. Following a comprehensive strategic alternatives process, on May 4, 2021, we entered into a definitive merger agreement with Equity Commonwealth (“EQC”), a New York Stock Exchange traded real estate investment trust, under which, on the terms and subject to the conditions set forth in the merger agreement, we will merge with and into a new wholly-owned subsidiary of Equity Commonwealth, resulting in Equity Commonwealth acquiring us in an all-stock transaction. The merger agreement provides that, upon closing of the merger, our common stockholders will be entitled to receive 0.67 shares of Equity Commonwealth common stock for every share of Monmouth common stock they own and the outstanding shares of Monmouth common stock will be extinguished. We plan to continue to pay our regular quarterly common stock dividend and our quarterly Series C Cumulative Redeemable Preferred Stock dividend until closing of the merger. Under the terms of the definitive merger agreement, upon closing of the merger, each holder of our 6.125% Series C Preferred Stock will be entitled to receive an amount in cash equal to $25.00 per share plus accumulated and unpaid dividends and the outstanding shares of our 6.125% Series C Cumulative Redeemable Preferred Stock will be extinguished. The merger transaction is expected to close during the second half of calendar 2021, subject to customary closing conditions, including approval by common stockholders of both Equity Commonwealth and MREIC. Equity Commonwealth and MREIC stockholders are expected to own approximately 65% and 35%, respectively, of the pro forma company following the close of the transaction. On July 23, 2021, we filed with the SEC, and shortly thereafter began distributing to our stockholders, a definitive joint proxy statement/prospectus of MREIC and EQC pursuant to which both MREIC and EQC are seeking approval of the merger from their respective stockholders at special stockholder meetings that have been called for August 24, 2021.

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	24

Under the terms of the merger agreement, Monmouth plans to continue to pay its regular quarterly common stock dividend and its Series C Cumulative Redeemable Preferred Stock dividend between signing and closing of the transaction. Equity Commonwealth expects to begin paying a quarterly dividend after the transaction has closed. The Equity Commonwealth Board of Trustees will determine the timing and amount of the dividend.

In light of the pending transaction with Equity Commonwealth, we do not intend to host a conference call or webcast in connection with our third quarter FY 2021 financial results. The results will be available on the Company’s website at www.mreic.reit in the Investor Relations section, under Filings and Reports.

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. We specialize in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate is a fully integrated and self-managed real estate company, whose property portfolio consists of 121 properties, containing a total of approximately 24.7 million rentable square feet, geographically diversified across 32 states. Our occupancy rate is currently 99.7%, our weighted average building age is currently 10 years, and our percentage of revenue derived from Investment Grade tenants or their subsidiaries is currently 83%.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on our current expectations and involve various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations include risks and uncertainties relating to the proposed merger with Equity Commonwealth and other risks and uncertainties described in our annual report on Form 10-K and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger between Monmouth and EQC, EQC has filed a registration statement on Form S-4 with the SEC, which became effective on July 23, 2021, to register the common shares of beneficial interest of EQC to be issued pursuant to the merger. The registration statement includes a joint proxy statement/prospectus which has been filed by EQC and Monmouth with the SEC and has been sent to the common shareholders of EQC seeking their approval of the share issuance and to the common shareholders of Monmouth seeking their approval of the merger (the “joint proxy statement/prospectus”). EQC and Monmouth may also file other documents regarding the proposed merger and share issuance with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND SHARE ISSUANCE. Investors and security holders may obtain free copies of the registration statement and joint proxy statement/prospectus and other documents filed with the SEC by EQC or Monmouth through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by EQC on EQC’s website at www.eqcre.com and may obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by Monmouth on Monmouth’s website at www.mreic.reit.

Notes:

(1) Non-U.S. GAAP Information: FFO, as defined by The National Association of Real Estate Investment Trusts (NAREIT), represents net income attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, certain non-cash items such as real estate asset depreciation and amortization, plus our portion of these items related to our consolidated investment that we have a non-controlling interest in. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude unrealized gains and losses from our investments in marketable equity securities from our FFO calculation. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance. Our calculation of Adjusted Funds From Operations (AFFO) differs from NAREIT’s definition of AFFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period. We define AFFO as FFO, excluding stock based compensation expense, depreciation of corporate office tenant improvements, amortization of deferred financing costs, realized gain on sale of securities, lease termination income, non-recurring strategic alternatives & proxy costs, non-recurring severance expense, effect of non-cash U.S. GAAP straight-line rent adjustments and subtracting recurring capital expenditures, plus our portion of these items related to our equity investments that our investees have a non-controlling interest in. We define recurring capital expenditures as all capital expenditures that are recurring in nature, excluding capital expenditures related to expansions at our current locations or capital expenditures that are incurred in conjunction with obtaining a new lease or a lease renewal. We believe that, as widely recognized measures of performance used by other REITs, FFO and AFFO may be considered by investors as supplemental measures to compare our operating performance to those of other REITs. FFO and AFFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and AFFO and, accordingly, our FFO and AFFO may not be comparable to all other REITs. The items excluded from FFO and AFFO are significant components in understanding our financial performance.

FFO and AFFO are non-GAAP performance measures and (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as an alternative to Net Income or Net Income Attributable to Common Shareholders as a measure of operating performance or to Cash Flows from Operating, Investing and Financing Activities; and (iii) are not an alternative to Cash Flows from Operating, Investing and Financing Activities as a measure of liquidity. FFO and AFFO, as calculated by us, may not be comparable to similarly titled measures reported by other REITs.

THIRD QUARTER FISCAL YEAR 2021 SUPPLEMENTAL information	25

The following is a reconciliation of the Company’s U.S. GAAP Net Income (Loss) Attributable to Common Shareholders to the Company’s FFO and AFFO for the three and nine months ended June 30, 2021 and 2020 (in thousands):

	Three Months Ended		Nine Months Ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020
Net Income (Loss) Attributable to Common Shareholders	$17,292	$26,851	$68,950	$(44,700)
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	(16,471)	(19,610)	(55,377)	67,100
Plus: Depreciation Expense (excluding Corporate Office Capitalized Costs)	12,960	11,672	37,959	34,436
Plus: Amortization of Intangible Assets	599	524	1,731	1,539
Plus: Amortization of Capitalized Lease Costs	374	284	971	830
Less: Realized Gain on Sale of Real Estate Investment (1)	(3,252)	-0-	(3,252)	-0-
FFO Attributable to Common Shareholders (2)	11,502	19,721	50,982	59,205
Plus: Depreciation of Corporate Office Capitalized Costs	57	57	172	176
Plus: Stock Compensation Expense	77	98	210	368
Plus: Amortization of Financing Costs	350	326	1,026	1,082
Plus: Non-recurring Strategic Alternatives & Proxy Costs	8,657	-0-	10,896	-0-
Plus: Non-recurring Severance Expense	-0-	-0-	-0-	786
Less: Realized Gain on Sale of Securities Transactions	-0-	-0-	(2,248)	-0-
Less: Lease Termination Income	-0-	-0-	(377)	-0-
Less: Recurring Capital Expenditures	(229)	(508)	(791)	(1,443)
Less: Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(713)	(231)	(2,363)	(1,469)
AFFO Attributable to Common Shareholders	$19,701	$19,463	$57,507	$58,705

(1)	Represents our portion of the net realized gain from the sale of our property that we owned a 51% interest in.
(2)	FFO Attributable to Common Shareholders for the three and nine months ended June 30, 2021 includes Non-recurring Strategic Alternatives & Proxy Costs of $8.7 million and $10.9 million, respectively. FFO Attributable to Common Shareholders for the three and nine months ended June 30, 2021 excluding these Non-recurring Strategic Alternatives & Proxy Costs is $20.2 million and $61.9 million, respectively.

The following are the Cash Flows provided (used) by Operating, Investing and Financing Activities for the nine months ended June 30, 2021 and 2020 (in thousands):

	Nine Months Ended
	6/30/2021	6/30/2020

Operating Activities	$76,768	$74,964
Investing Activities	(145,246)	(163,049)
Financing Activities	135,857	80,010

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